EXHIBIT 23A

                Consent of S. R. Snodgrass, A.C.

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SNODGRASS
Certified Public Accountants



               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of Century Financial Corporation on Form S-8 pertaining to the Century Financial Corporation 1997 Non-Qualified Employee Stock Purchase Plan of our report dated February 2, 1996, incorporated by reference in the Annual Report on Form 10-K of Century Financial Corporation for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



/s/ S. R. Snodgrass, A.C.
-------------------------
S. R. Snodgrass, A.C.


Wexford, PA
January 14, 1997













S. R. Snodgrass, A.C.
101 Bradford Road, Wexford, PA 15090-6909 Phone: 412-934-0344,
Facsimile: 412-934-0345